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                                  EXHIBIT 99.2

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PEOPLES-SIDNEY FINANCIAL CORPORATION
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CORNER COURT STREET AND OHIO AVENUE * P.O. BOX 727 * SIDNEY, OHIO 45365
EXECUTIVE OFFICES * TEL. (937) 492-6129 * FAX (937) 498-4554


FOR MORE INFORMATION CONTACT:                          FOR IMMEDIATE RELEASE
Douglas Stewart, President                             July 25, 1997
(937) 492-6129


                      PEOPLES-SIDNEY FINANCIAL CORPORATION

                         DECLARES INITIAL CASH DIVIDEND

SIDNEY, OHIO -- Peoples-Sidney Financial Corporation, parent corporation of Peoples Federal Savings and Loan Association of Sidney ("Peoples-Sidney"), has announced that the Corporation will pay a cash dividend of $.05 per share for the second quarter of 1997. The dividend will be payable on August 6, 1997, to shareholders of record on July 31, 1997.

Peoples-Sidney Financial Corporation was formed in 1997 and acquired all of the shares of Peoples Federal upon its conversion from a mutual to a stock savings association. Peoples Federal serves Shelby County, Ohio through Peoples Federal's main office located at 101 East Court Street, Sidney, Ohio

The Corporation had $103 million in assets and $25 million in stockholder's equity as of June 30, 1997. The Corporation is traded on the NASDAQ National Market System under the symbol "PSFC".